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                                                               Exhibit 3(i)(c)


                              ARTICLES OF AMENDMENT
                                      TO
                            ARTICLES OF INCORPORATION
                                      OF
                            BOZEMAN MEDIA GROUP, INC.

                          Document Number P00000059825

To: DEPARTMENT OF STATE
    DIVISION OF CORPORATIONS
    STATE OF FLORIDA

Pursuant to Florida Statute SS607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation and does certify as follows:

     1.  The  name  of  the  corporation  is:  BOZEMAN  MEI)IA  GROUP.INC..

     2. The effective date of all amendments to these Articles of Incorporation is July 22 2002.

     3. The amendments as contained herein were approved by the shareholders and the number of votes cast for the amendments, being all of the voting stock which is the only class of stock authorized, were sufficient for approval.

     4. ARTICLE I is hereby revoked in its entirety and a new ARTICLE I is adopted as follows:

          "ARTICLE  I

          The  name  of the corporation is: UNDERWATER MAINTENANCE CORPORATION."

     5. ARTICLE V is hereby revoked in its entirety and a new ARTICLE V is adopted as follows: " ARTICLE V

               The total authorized capital stock of this corporation shall consist of Fifty Million ( 50,000,000 )shares of voting common stock, having a par value of $.001 each, amounting in the aggregate to Fifty Thousand Dollars ( $50,000.00 ). All stock when issued shall be fully paid for and shall be non-assessable and shares of the Corporation are not to be divided into classes."

     6. ARTICLE VII is hereby revoked in its entirety and a new ARTICLE VII is adopted as follows:

          "ARTICLE  VII

               This corporation shall have a maximum of seven (7) Directors under such terms and conditions as shall be specified in the Bylaws."


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ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
BOZEMAN MEDIA GROUP, INC.
Document Number P00000059825

Page Two

     IN WITNESS WHEREOF, these Articles of Amendment were executed on this 22nd day of July, 2002.


                                            BOZEMAN  MEDIA  GROUP.  INC.


                                        By: /s/ Brett  L  DeWees
                                            -----------------------------
                                            Brett  L  DeWees
                                            President  &  Director



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